                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)     December 17, 2001
                                                -------------------------------

                               PRIZE ENERGY CORP.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Delaware                                 001-14575                                    75-2766114
------------------                         -----------------                              -------------
 (State or other                            (Commission File                              (IRS Employer
 jurisdiction of                                Number)                                Identification No.)
 incorporation)


3500 William D. Tate, Suite 200, Grapevine, Texas                                              76051
-------------------------------------------------                                      -------------------
 (Address of principal executive offices)                                                   (Zip Code)


Registrant's telephone number, including area code      (817) 424-0400
                                                   -----------------------------


                                 Not Applicable
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

         As previously reported, on December 17, 2001, Magnum Hunter Resources, Inc. ("Magnum Hunter") and Prize Energy Corp. ("Prize") entered into an Agreement and Plan of Merger (the "Merger Agreement") whereby Prize will be merged with and into Pintail Energy, Inc., a wholly owned subsidiary of Magnum Hunter, thereby creating a large U.S. based independent oil and gas company.

         Under the terms of the Merger Agreement, Prize stockholders will receive $24.00 per common share payable in 2.50 shares of Magnum Hunter common stock for each share of Prize common stock plus a cash component that will be determined based upon a sliding scale with a minimum of $0.25 per share (Magnum Hunter market price of $9.50 per share or greater) to a maximum of $5.25 per share (Magnum Hunter market price of $7.50 per share or less) (the "Merger Consideration"). The market price of the Magnum Hunter common stock is defined as the average price of Magnum Hunter common stock during the 20 trading day period ending on the fourth day prior to closing. The parties have certain rights to terminate the transaction, should such market price be outside of the designated collar.

         Under the terms of the Merger Agreement, Prize's outstanding warrants, including those traded on the American Stock Exchange, will remain outstanding following the merger. Specifically, each outstanding warrant will be assumed by Magnum Hunter and will be exercisable on the same terms and conditions as apply immediately prior to the merger, except that each outstanding warrant will be exercisable for the Merger Consideration (i.e., each outstanding warrant will be exercisable for that number of shares of Magnum Hunter common stock and the amount of cash consideration into which the number of shares of Prize common stock subject to such Prize warrant immediately prior to the merger would receive pursuant to the terms of the merger).

         With respect to the stock portion of the transaction, the merger is expected to be non-taxable to the stockholders of both companies. The Board of Directors of both companies have unanimously approved the merger. The merger is subject to stockholder approval of both companies and other conditions. Natural Gas Partners V, L.P., which owns over 50% of the outstanding common stock of Prize, has agreed to vote in favor of the merger. As a result of the merger, Prize stockholders will own approximately 49 percent of the combined company and Magnum Hunter stockholders will own approximately 51 percent.

                  The foregoing summary is qualified in its entirety by reference to the Merger Agreement, the First Amendment to the Merger Agreement, the Voting Agreement and the press release announcing the proposed merger, which are attached as exhibits hereto and are incorporated herein by reference in their entirety.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.

                  The following documents are filed herewith as exhibits to this Form 8-K.

                  2.1 Agreement and Plan of Merger, dated December 17, 2001, among Magnum Hunter Resources, Inc., Pintail Energy, Inc. and Prize Energy Corp.

                  2.2 First Amendment to Agreement and Plan of Merger, dated as of December 17, 2001, among Magnum Hunter Resources, Inc., Pintail Energy, Inc., a Texas corporation, Prize Energy Corp. and Pintail Energy, Inc., a Delaware corporation.

                  2.3 Agreement to Vote, dated December 17, 2001, among Natural Gas Partners V, L.P., Prize Energy Corp. and Magnum Hunter Resources, Inc.

                  99.1     Press Release, dated December 18, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PRIZE ENERGY CORP.


Date:   December 26, 2001                  By: /s/  Lon C. Kile
                                               ---------------------------------
                                               Lon C. Kile
                                               President

                                  EXHIBIT INDEX

The following documents are filed herewith as exhibits to this Form 8-K.


Exhibit
Number                                  Description
------                                  -----------
2.1             Agreement and Plan of Merger, dated December 17, 2001, among
                Magnum Hunter Resources, Inc., Pintail Energy, Inc. and Prize
                Energy Corp.

2.2 First Amendment to Agreement and Plan of Merger, dated as of December 17, 2001, among Magnum Hunter Resources, Inc., Pintail
                Energy, Inc., a Texas corporation, Prize Energy Corp. and
                Pintail Energy, Inc., a Delaware corporation.

2.3             Agreement to Vote, dated December 17, 2001, among Natural Gas
                Partners V, L.P., Prize Energy Corp. and Magnum Hunter
                Resources, Inc.

99.1            Press Release, dated December 18, 2001.